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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

   As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this Amendment No. 1 to Registration Statement No. 333-65070.

                                          ARTHUR ANDERSEN LLP
                                          /s/ Arthur Andersen LLP

Roseland, NJ
August 16, 2001